Exhibit 99.1
News Release
Mirion Announces Fourth Quarter and Full Year 2023 Financial Results and Provides Full Year 2024 Guidance
•Revenues for the fourth quarter increased 5.7% to $230.4 million, compared to $217.9 million in the same period last year.
•Net loss was $15.2 million in the fourth quarter, compared to a net loss of $153.4 million in the same period last year, a 90.1% improvement. Adjusted EBITDA was $61.0 million, a 8.2% increase from $56.4 million in the same period last year.
•Net loss per share for the fourth quarter was $0.08, compared to $0.85 in the fourth quarter of 2022. Adjusted earnings per share for the quarter was $0.15, compared to $0.11 in the same period last year.
•The company initiated full year 2024 guidance for revenue growth of 5% to 7%, adjusted EBITDA of $193 million to $203 million, adjusted EPS of $0.37 to $0.42 and adjusted free cash flow of $65 million to $85 million.
Atlanta, GA – February 13, 2024 – Mirion ("we" or the "company") (NYSE: MIR), a global provider of radiation detection, measurement, analysis and monitoring solutions to the medical, nuclear, defense, and research end markets, today announced results for the fourth quarter and full year ended December 31, 2023. Related materials will be available online at ir.mirion.com.
“2023 was an excellent year for Mirion. We delivered record revenue and adjusted EBITDA, and substantially improved cash generation and leverage,” stated Thomas Logan, Mirion’s Chief Executive Officer. “Looking at our fourth quarter results, both business segments generated organic growth against tough comparisons from the same period last year. Customer engagement across our end markets remains strong and we enter 2024 with solid top-line coverage accruing from a record backlog position.”
2024 Outlook
“Today, we are initiating financial guidance for 2024 that reflects sustained momentum in the business,” continued Mr. Logan. “Vertical market conditions are positive, and we are well-positioned to deliver solid organic growth. We expect to expand margins and free cash flow this year, as we drive continued operational improvement across the enterprise. I am confident in our strategic positioning and believe we have the right plans in place to deliver the financial expectations we have published today.”
Mirion has issued the following guidance for the fiscal year and 12-month period ending December 31, 2024:
•Revenue growth of 5% - 7%
◦Organic revenue growth of 4% - 6%
◦Inorganic revenue growth of ~1%, primarily ec2 acquisition
◦Minimal impact from foreign exchange rates
•Adjusted EBITDA of $193 million - $203 million
•Adjusted EPS of $0.37 - $0.42
•Adjusted free cash flow of $65 million - $85 million
The guidance for organic revenue growth excludes the impact of foreign exchange rates as well as mergers, acquisitions and divestitures.
Other modeling and guidance assumptions include the following:
•Depreciation of ~$33 million for the year
•Net interest expense of approximately $55 million (approximately $52 million of cash interest)
•Effective tax rate between 26% and 28%
•Capital expenditures of ~$37 million
•Cash taxes of ~$37 million

Exhibit 99.1
News Release
•Approximately 200 million shares of Class A common stock outstanding (excludes 7.8 million shares of Class B common stock, 27.2 million warrants, 18.8 million founder shares, subject to vesting, 1.8 million restricted stock units, 0.7 million performance stock units and a further 28.8 million shares reserved for future equity awards (subject to annual automatic increases) (all numbers as of December 31, 2023))
•Euro to U.S. Dollar foreign exchange conversion rate of 1.08
•Cash non-operating expenses of ~$9 million
•Stock-based compensation of ~$11 million
The Company’s guidance contains forward-looking statements and actual results may differ materially as a result of known and unknown uncertainties and risks, including those set forth below under the heading “Forward-Looking Statements.” In addition, forward-looking non-GAAP financial measures are presented on a non-GAAP basis without reconciliations of such forward-looking non-GAAP measures due to the inherent difficulty in projecting and quantifying the various adjusting items necessary for such reconciliations, such as stock-based compensation expense, amortization and depreciation expense, merger and acquisition activity and purchase accounting adjustments, that have not yet occurred, are out of Mirion’s control, or cannot be reasonably predicted. Accordingly, reconciliations of our guidance for organic revenue growth, adjusted EBITDA, adjusted EPS and adjusted free cash flow are not available without unreasonable effort.
Conference Call
Mirion will host a conference call tomorrow, February 14, 2024, at 10:00 a.m. ET to discuss its financial results. Participants may access the call by dialing 1-877-407-9208 or 1-201-493-6784, and requesting to join the Mirion Technologies, Inc. earnings call. A presentation containing additional information is available, and a live webcast will also be available, at https://ir.mirion.com/news-events.
A telephonic replay will be available shortly after the conclusion of the call and until February 28, 2024. Participants may access the replay at 1-844-512-2921, international callers may use 1-412-317-6671, and enter access code 13743957. An archived replay of the call and an accompanying webcast will also be available on the Investors section of the Mirion website at https://ir.mirion.com/.

Exhibit 99.1
News Release
Forward-Looking Statements
This press release contains forward-looking statements within the meaning of Section 21E of the Securities Exchange Act of 1934, as amended. Words such as “anticipate,” “believe,” “continue,” “could,” “estimate”, “expect”, “hope”, “intend”, “may”, “might”, “should”, “would”, “will”, “understand” and similar words are intended to identify forward looking statements. These forward-looking statements include but are not limited to, statements regarding our future operating results and financial position, our business strategy and plans, our objectives for future operations, macroeconomic trends, foreign exchange, interest rate and inflation expectations, any mergers, acquisitions, divestitures and strategic investments, including the completion and integration of previously completed transactions, our future share capitalization and any exercise, exchange or other settlement of our outstanding warrants and other securities. There are a significant number of factors that could cause actual results to differ materially from statements made in this press release, including changes in domestic and foreign business, market, economic, financial, political and legal conditions, including related to matters affecting Russia, the relationship between the United States and China, conflict in the Middle East and risks of slowing economic growth or economic recession in the United States and globally; developments in the government budgets (defense and non-defense) in the United States and other countries, including budget reductions, sequestration, implementation of spending limits or changes in budgetary priorities, delays in the government budget process, a U.S. government shutdown or the U.S. government’s failure to raise the debt ceiling; risks related to the public’s perception of nuclear radiation and nuclear technologies; risks related to the continued growth of our end markets; our ability to win new customers and retain existing customers; our ability to realize sales expected from our backlog of orders and contracts; risks related to governmental contracts; our ability to mitigate risks associated with long-term fixed price contracts, including risks related to inflation; risks related to information technology system failures or other disruptions or cybersecurity, data security or other security threats; risks related to the implementation and enhancement of information systems; our ability to manage our supply chain or difficulties with third-party manufacturers; risks related to competition; our ability to manage disruptions of, or changes in, our independent sales representatives, distributors and original equipment manufacturers; our ability to realize the expected benefit from strategic transactions, such as acquisitions, divestitures and investments, including any synergies, or internal restructuring and improvement efforts; our ability to issue debt, equity or equity-linked securities in the future; risks related to changes in tax law and ongoing tax audits; risks related to future legislation and regulation both in the United States and abroad; risks related to the costs or liabilities associated with product liability claims; our ability to attract, train and retain key members of our leadership team and other qualified personnel; risks related to the adequacy of our insurance coverage; risks related to the global scope of our operations, including operations in international and emerging markets; risks related to our exposure to fluctuations in foreign currency exchange rates, interest rates and inflation, including the impact on our debt service costs; our ability to comply with various laws and regulations and the costs associated with legal compliance; risks related to the outcome of any litigation, government and regulatory proceedings, investigations and inquiries; risks related to our ability to protect or enforce our proprietary rights on which our business depends or third-party intellectual property infringement claims; liabilities associated with environmental, health and safety matters; our ability to predict our future operational results; risks associated with our limited history of operating as an independent company; and the effects of health epidemics, pandemics and similar outbreaks may have on our business, results of operations or financial condition. Further information on risks, uncertainties and other factors that could affect our financial results are included in the filings we make with the Securities and Exchange Commission (the “SEC”) from time to time, including our Annual Report on Form 10-K, our Quarterly Reports on Form 10-Q and other periodic reports filed or to be filed with the SEC.
You should not rely on these forward-looking statements, as actual outcomes and results may differ materially from those contemplated by these forward- looking statements as a result of such risks and uncertainties. All forward-looking statements in this press release are based on information available to us as of the date hereof, and we do not assume any obligation to update the forward-looking statements provided to reflect events that occur or circumstances that exist after the date on which they were made.

Exhibit 99.1
News Release
Use of Non-GAAP Financial Information
We believe that the presentation of non-GAAP financial information provides important supplemental information to management and investors regarding financial and business trends relating to our financial condition and results of operations. For further information regarding these non-GAAP measures, including the reconciliation of these non-GAAP financial measures to their most directly comparable GAAP financial measures, please refer to the financial tables below, as well as the “Reconciliation of Non-GAAP Financial Measures” section of this press release. Non-GAAP financial information is not a substitute for GAAP financial information and undue reliance should not be placed on such non-GAAP financial information. In addition, similarly titled items used by other companies may not be comparable due to variations in how they are calculated and how terms are defined.
Channels for Disclosure of Information
Mirion intends to announce material information to the public through the Mirion Investor Relations website ir.mirion.com, SEC filings, press releases, public conference calls and public webcasts, including additional information in Mirion’s earnings conference call and related presentation. Mirion uses these channels, as well as social media, to communicate with its investors, customers, and the public about the company, its offerings, and other issues. It is possible that the information Mirion posts on social media could be deemed to be material information. As such, Mirion encourages investors, the media, and others to follow the channels listed above, including the social media channels listed on Mirion’s investor relations website, and to review the information disclosed through such channels. Any updates to the list of disclosure channels through which Mirion will announce information will be posted on the investor relations page on Mirion’s website.
About Mirion
Mirion (NYSE: MIR) is a global leader in radiation safety, science and medicine, empowering innovations that deliver vital protection while harnessing the transformative potential of ionizing radiation across a diversity of end markets. The Mirion Technologies group provides proven radiation safety technologies that operate with precision – for essential work within R&D labs, critical nuclear facilities, and on the front lines. The Mirion Medical group solutions help enhance the delivery and ensure safety in healthcare, powering the fields of Nuclear Medicine, Radiation Therapy QA, Occupational Dosimetry, and Diagnostic Imaging. Headquartered in Atlanta (GA – USA), Mirion employs approximately 2,700 people and operates in 12 countries. Learn more at mirion.com.
Contacts
For investor inquiries:
Jerry Estes
ir@mirion.com
For media inquiries:
Erin Schesny
media@mirion.com

Exhibit 99.1
News Release
Mirion Technologies, Inc.
Consolidated Balance Sheets
(Unaudited)
(In millions, except share data)

	December 31, 2023	December 31, 2022
ASSETS
Current assets:
Cash and cash equivalents	$128.8	$73.5
Restricted cash	0.6	0.5
Accounts receivable, net of allowance for doubtful accounts	172.3	171.2
Costs in excess of billings on uncompleted contracts	48.7	50.0
Inventories	144.1	143.3
Prepaid expenses and other current assets	44.1	33.6
Assets held for sale	—	8.5
Total current assets	538.6	480.6
Property, plant, and equipment, net	134.5	124.3
Operating lease right-of-use assets	32.8	40.1
Goodwill	1,447.6	1,418.0
Intangible assets, net	538.8	650.4
Restricted cash	1.1	1.0
Other assets	25.1	24.3
Total assets	$2,718.5	$2,738.7
LIABILITIES AND STOCKHOLDERS’ EQUITY (DEFICIT)
Current liabilities:
Accounts payable	$58.7	$67.7
Deferred contract revenue	103.4	83.0
Notes payable to third parties, current	1.2	5.3
Operating lease liability, current	6.8	8.5
Accrued expenses and other current liabilities	84.9	79.8
Total current liabilities	255.0	244.3
Notes payable to third parties, non-current	684.7	801.5
Warrant liabilities	55.3	30.5
Operating lease liability, non-current	28.1	34.3
Deferred income taxes, non-current	84.0	116.3
Other liabilities	61.4	44.6
Total liabilities	1,168.5	1,271.5
Commitments and contingencies (Note 11)
Stockholders’ equity (deficit):
Class A common stock; $0.0001 par value, 500,000,000 shares authorized; 218,177,832 shares issued and outstanding at December 31, 2023; 200,298,834 shares issued and outstanding at December 31, 2022	—	—
Class B common stock; $0.0001 par value, 100,000,000 shares authorized; 7,787,333 issued and outstanding at December 31, 2023 and 8,040,540 issued and outstanding at December 31, 2022	—	—
Treasury stock	(1.3)	—
Additional paid-in capital	2,056.5	1,882.4
Accumulated deficit	(505.4)	(408.5)
Accumulated other comprehensive loss	(65.3)	(75.7)
Mirion Technologies, Inc. stockholders’ equity (deficit)	1,484.5	1,398.2
Noncontrolling interests	65.5	69.0
Total stockholders’ equity	1,550.0	1,467.2
Total liabilities and stockholders’ equity	$2,718.5	$2,738.7

Exhibit 99.1
News Release
Mirion Technologies, Inc.
Consolidated Statements of Operations
(Unaudited)
(In millions, except per share data)

	Successor			Predecessor
	Fiscal Year Ended December 31, 2023	Fiscal Year Ended December 31, 2022	From October 20, 2021 through December 31, 2021	From July 1, 2021 through October 19, 2021	Fiscal Year Ended June 30, 2021
Revenues:
Product	$597.8	$533.0	$120.9	$123.4	$459.3
Service	203.1	184.8	33.2	44.6	152.3
Total revenues	800.9	717.8	154.1	168.0	611.6
Cost of revenues:
Product	339.7	307.5	83.1	74.0	284.1
Service	104.8	100.2	17.1	23.7	75.7
Total cost of revenues	444.5	407.7	100.2	97.7	359.8
Gross profit	356.4	310.1	53.9	70.3	251.8
Operating expenses:
Selling, general and administrative	340.1	362.3	70.1	101.6	211.2
Research and development	31.7	30.3	6.7	10.3	29.4
Goodwill impairment	—	211.8	—	—	—
Impairment loss on business held for sale	—	3.5	—	—	—
Loss on disposal of business	6.5	—	—	—	—
Total operating expenses	378.3	607.9	76.8	111.9	240.6
(Loss) income from operations	(21.9)	(297.8)	(22.9)	(41.6)	11.2
Other expense (income):
Third-party interest expense	61.9	42.5	6.2	12.5	41.2
Third-party interest income	(4.8)	(0.6)	—	—	(0.2)
Related-party interest expense (Note 9)	—	—	—	40.3	122.2
Loss on debt extinguishment	2.6	—	—	15.9	—
Foreign currency (gain) loss, net	(0.3)	4.9	1.6	(0.6)	13.4
Increase (decrease) in fair value of warrant liabilities	24.8	(37.6)	(1.2)	—	—
Other (income) expense, net	(0.8)	(0.4)	0.3	1.6	(1.1)
Loss before income taxes	(105.3)	(306.6)	(29.8)	(111.3)	(164.3)
Benefit from income taxes	(6.6)	(18.2)	(6.8)	(5.6)	(5.9)
Net loss	(98.7)	(288.4)	(23.0)	(105.7)	(158.4)
Loss attributable to noncontrolling interests	(1.8)	(11.5)	(0.8)	—	(0.1)
Net loss attributable to Mirion Technologies, Inc. (Successor) / Mirion Technologies (TopCo), Ltd. (Predecessor) stockholders	$(96.9)	$(276.9)	$(22.2)	$(105.7)	$(158.3)

Net loss per common share attributable to Mirion Technologies, Inc. (Successor) / Mirion Technologies (TopCo), Ltd. (Predecessor) stockholders — basic and diluted	$(0.49)	$(1.53)	$(0.12)	$(15.81)	$(24.18)
Weighted average common shares outstanding — basic and diluted	196.369	181.149	180.773	6.685	6.549

Exhibit 99.1
News Release
Mirion Technologies, Inc.
Consolidated Statements of Cash Flows
(Unaudited)
(In millions)

	Successor			Predecessor
	Fiscal Year Ended December 31, 2023	Fiscal Year Ended December 31, 2022	From October 20, 2021 through December 31, 2021	From July 1, 2021 through October 19, 2021	Fiscal Year Ended June 30, 2021
OPERATING ACTIVITIES:
Net loss	$(98.7)	$(288.4)	$(23.0)	$(105.7)	$(158.4)
Adjustments to reconcile net loss to net cash provided by operating activities:
Accrual of in-kind interest on notes payable to related parties	—	—	—	40.2	121.2
Depreciation and amortization expense	162.8	174.5	37.3	25.9	83.6
Stock-based compensation expense	21.9	31.8	5.3	9.3	—
Loss on debt extinguishment	—	—	—	15.9	—
Amortization of debt issuance costs	5.7	3.5	0.7	1.1	3.2
Provision for doubtful accounts	1.8	0.3	(0.8)	0.3	2.1
Inventory obsolescence write down	2.3	0.9	0.3	—	0.7
Change in deferred income taxes	(30.9)	(37.2)	(11.2)	(8.4)	(16.6)
Loss (gain) on disposal of property, plant and equipment	0.6	3.4	0.8	1.6	(0.1)
(Gain) loss on foreign currency transactions	(0.3)	4.9	1.6	(0.6)	13.4
Increase (decrease) in fair values of warrant liabilities	24.8	(37.6)	(1.2)	—	—
Amortization of deferred revenue step-down	—	—	2.3	4.5	8.0
Amortization of inventory step-up	—	6.3	15.8	—	5.2
Goodwill impairment	—	211.8	—	—	—
Loss on disposal of business	6.5	—	—	—	—
Other	(0.6)	3.6	(0.1)	—	1.4
Changes in operating assets and liabilities:
Accounts receivable	(5.0)	(14.8)	(42.5)	18.2	(4.2)
Costs in excess of billings on uncompleted contracts	1.9	(4.5)	6.3	(5.7)	(3.8)
Inventories	(0.5)	(34.8)	5.1	(10.2)	(4.2)
Deferred cost of revenue	0.7	(0.8)	(0.3)	(0.4)	6.6
Prepaid expenses and other current assets	(14.0)	(2.4)	(2.5)	2.6	(10.1)
Accounts payable	(10.6)	4.5	(8.9)	19.2	2.6
Accrued expenses and other current liabilities	1.9	5.5	(8.4)	0.4	(2.2)
Deferred contract revenue	23.9	6.9	10.6	4.5	(2.8)
Other assets	(0.6)	5.4	(6.1)	(2.2)	0.5
Other liabilities	(0.2)	(3.4)	6.7	2.6	7.5
Net cash provided by (used in) operating activities	93.4	39.4	(12.2)	13.1	53.6
INVESTING ACTIVITIES:
Acquisition of Mirion, net of cash and cash equivalents acquired	—	—	(2,124.8)	—	—
Acquisitions of businesses, net of cash and cash equivalents acquired	(31.4)	(6.6)	(58.6)	(0.9)	(290.1)
Purchases of property, plant, and equipment and badges	(35.7)	(34.2)	(6.0)	(11.6)	(23.2)
Sales of property, plant, and equipment	—	0.8	—	—	—
Proceeds from net investment hedge derivative contracts	3.8	0.5	—	—	—
Proceeds from business disposal	1.0	—	—	—	—
Other investing	(1.0)	—	—	—	—
Net cash used in investing activities	(63.3)	(39.5)	(2,189.4)	(12.5)	(313.3)

Exhibit 99.1
News Release

	Successor			Predecessor
	Fiscal Year Ended December 31, 2023	Fiscal Year Ended December 31, 2022	From October 20, 2021 through December 31, 2021	From July 1, 2021 through October 19, 2021	Fiscal Year Ended June 30, 2021
FINANCING ACTIVITIES:
Issuances of common stock	150.0	—	900.0	—	—
Common stock issuance costs	(0.3)	—	(13.3)	—	—
Treasury stock issuance costs	(0.6)	—	—	—	—
Transaction fees reimbursed by Sellers	—	—	18.7	—	—
Payment of deferred underwriting costs	—	—	(26.3)	—	—
SPAC share redemption	—	—	(146.3)	—	—
Borrowings from notes payable to third-parties, net of discount and issuance costs	—	—	807.3	1.9	218.8
Principal repayments	(127.3)	(6.6)	(1.7)	(2.4)	(14.8)
Deferred financing costs	—	—	(0.9)	—	—
Borrowings from notes payable – related parties	—	—	—	—	70.0
Payment on revolving term loan	—	—	—	—	(35.0)
Proceeds from net cash flow hedge derivative contracts	0.6	—	—	—	—
Other financing	0.6	(0.4)	0.2	1.5	—
Net cash provided by (used in) financing activities	23.0	(7.0)	1,537.7	1.0	239.0
Effect of exchange rate changes on cash, cash equivalents, and restricted cash	2.4	(3.2)	(1.0)	(0.9)	3.1
Net increase (decrease) in cash, cash equivalents, and restricted cash	55.5	(10.3)	(664.9)	0.7	(17.6)
Cash, cash equivalents, and restricted cash at beginning of period	75.0	85.3	750.2	102.4	120.0
Cash, cash equivalents, and restricted cash at end of period	$130.5	$75.0	$85.3	$103.1	$102.4

Exhibit 99.1
News Release
Share Count
199,427,832 shares of Class A common stock were outstanding as of December 31, 2023. This excludes (1) 7,787,333 shares of Class B common stock outstanding as of December 31, 2023; 18,750,000 founder shares which are shares of Class A common stock subject to vesting in three equal tranches, based on the volume-weighted average price of our Class A common stock being greater than or equal to $12.00, $14.00 and $16.00 per share for any 20 trading days in any 30 consecutive trading day period, and such shares will be forfeited to us if they fail to vest by October 20, 2026; (2) 27,249,779 shares of Class A common stock issuable upon the exercise of 8,500,000 private placement warrants and 18,749,779 publicly-traded warrants; (3) 1.8 million shares of Class A common stock underlying restricted stock units and 0.7 million shares of Class A common stock underlying performance stock units; and (4) any other shares issuable from awards under our 2021 Omnibus Incentive Plan, which had 28,805,002 shares reserved for future equity awards (subject to annual automatic increases). The 7,787,333 shares of Class B common stock are paired on a one-for-one basis with shares of Class B common stock of Mirion Intermediate Co., Inc. (the "paired interests"). Holders of the paired interests have the right to have their interests redeemed for, at the option of Mirion, shares of Class A common stock on a one-for-one basis or cash based on a trailing stock price average. All share data is of December 31, 2023 unless otherwise noted.
Reconciliation of Non-GAAP Financial Measures
In addition to our results determined in accordance with GAAP, we believe the following non-GAAP measures are useful in evaluating our operating performance. We use the following non-GAAP financial information to evaluate our ongoing operations and for internal planning and forecasting purposes. We believe that non-GAAP financial information, when taken collectively, may be helpful to investors because it provides consistency and comparability with past financial performance. However, non-GAAP financial information is presented for supplemental informational purposes only, has limitations as an analytical tool, and should not be considered in isolation or as a substitute for financial information presented in accordance with GAAP. Other companies, including companies in our industry, may calculate similarly titled non-GAAP measures differently or may use other measures to evaluate their performance, all of which could reduce the usefulness of our non-GAAP financial measures as tools for comparison.
Investors are encouraged to review the related GAAP financial measures and the reconciliation of these non-GAAP financial measures to their most directly comparable GAAP financial measures and not rely on any single financial measure to evaluate our business.
Organic Revenues is defined as revenues excluding the impact of foreign exchange rates as well as mergers, acquisitions and divestitures in the period.
Adjusted EBITDA is defined as net income before interest expense, income tax expense, depreciation and amortization adjusted to remove the impact of foreign currency gains and losses, amortization of acquired intangible assets, the impact of purchase accounting on the recognition of deferred revenue, changes in the fair value of warrants, certain non-operating expenses (certain purchase accounting impacts related to revenues and inventory, restructuring and costs to achieve operational synergies, merger, acquisition and divestiture expenses and IT project implementation expenses), stock-based compensation expense, debt extinguishment and income tax impacts of these adjustments.
Adjusted Net Income is defined as net income adjusted for foreign currency gains and losses, amortization of acquired intangible assets, the impact of purchase accounting on the recognition of deferred revenue, changes in the fair value of warrants, certain non-operating expenses (certain purchase accounting impacts related to revenues and inventory, restructuring and costs to achieve operational synergies, merger, acquisition and divestiture expenses and IT project implementation expenses), stock-based compensation expense, debt extinguishment and income tax impacts of these adjustments.
Adjusted EPS is defined as adjusted net income divided by weighted average common shares outstanding — basic and diluted.
Adjusted Free Cash Flow is defined as free cash flow adjusted to include the impact of cash used to fund non-operating expenses described above. We believe that the inclusion of supplementary adjustments to free cash flow applied in presenting adjusted free cash flow is appropriate to provide additional information to investors about our cash flows that management utilizes on an ongoing basis to assess our ability to generate cash for use in acquisitions and other investing and financing activities.

Exhibit 99.1
News Release
Free Cash Flow is defined as net cash provided by operating activities adjusted to include the impact of purchases of property, plant, and equipment, purchases of badges and proceeds from derivative contracts.
Net Leverage is defined as net debt (debt minus cash and cash equivalents) divided by Adjusted EBITDA plus contributions to Adjusted EBITDA if acquisitions made during the applicable period had been made before the start of the applicable period.
Operating Metrics
Order Growth is defined as the amount of revenue earned in a given period and estimated to be earned in future periods from contracts entered into in a given period as compared with such amount for a prior period. Order growth was calculated excluding the impact of the Hanhikivi project termination in the second quarter of 2022. Foreign exchange rates are based on the applicable rates as reported for the time period.

Exhibit 99.1
News Release
The following tables presents reconciliations of certain non-GAAP financial measures for the applicable periods.

Mirion Technologies, Inc.
Reconciliation of Revenue & Adjusted EBITDA
(In millions)

	Three Months Ended		Year Ended
	December 31,		December 31,
	2023	2022	2023	2022
Revenue	$230.4	$217.9	$800.9	$717.8

Income (Loss) from Operations	$13.4	$(161.9)	$(21.9)	$(297.8)
Amortization	31.8	34.3	131.3	145.8
Depreciation - core	6.6	6.3	25.1	22.3
Depreciation - Mirion Business Combination step-up	1.6	1.5	6.4	6.4
Cost of revenues impact from inventory valuation purchase accounting	—	—	—	6.3
Stock compensation	4.2	7.0	21.9	31.8
Goodwill impairment	—	156.6	—	211.8
Other impairments	—	4.5	—	7.0
Non-operating expenses	3.4	8.5	18.2	31.0
Other income/expense	—	(0.4)	(0.3)	0.1
Adjusted EBITDA	$61.0	$56.4	$180.7	$164.7

Income from operations as a % of Revenue	5.8%	(74.3)%	(2.7)%	(41.5)%
Adjusted EBITDA as a % of Revenue	26.5%	25.9%	22.6%	22.9%

Exhibit 99.1
News Release
Mirion Technologies, Inc.
Reconciliation of Adjusted Earnings per Share
(In millions, except per share values)

	Three Months Ended		Year Ended
	December 31,		December 31,
	2023	2022	2023	2022
Net loss attributable to Mirion Technologies, Inc.	$(15.2)	$(153.4)	$(96.9)	$(276.9)
Gain/(loss) attributable to non-controlling interests	0.7	(6.3)	(1.8)	(11.5)
GAAP net loss	$(14.5)	$(159.7)	$(98.7)	$(288.4)
Cost of revenues impact from inventory valuation purchase accounting	—	—	—	6.3
Foreign currency (gain) loss, net	(1.3)	(3.0)	(0.3)	4.9
Amortization of acquired intangibles	31.8	34.3	131.3	145.8
Stock based compensation	4.2	7.0	21.9	31.8
Change in fair value of warrant liabilities	18.5	(10.1)	24.8	(37.6)
Goodwill impairment	—	156.6	—	211.8
Loss on debt extinguishment	—	—	2.6	—
Other impairments	—	4.5	—	7.0
Non-operating expenses	3.2	8.2	17.1	30.7
Tax impact of adjustments above	(12.0)	(17.5)	(32.1)	(44.5)
Adjusted net income	$29.9	$20.3	$66.6	$67.8

Weighted average common shares outstanding — basic and diluted	199.280	181.387	196.369	181.149
Dilutive Potential Common Shares - RSU's	0.528	0.080	0.388	0.049
Adjusted weighted average common shares — diluted	199.808	181.467	196.757	181.198

GAAP loss per share	$(0.08)	$(0.85)	$(0.49)	$(1.53)
Adjusted earnings per share	$0.15	$0.11	$0.34	$0.37